UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2019
Date of Report (Date of earliest event reported)

Foamix Pharmaceuticals Ltd.
 (Exact name of registrant as specified in its charter)

Israel	001-36621	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-8-9316233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value NIS 0.16 per share	FOMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01  Entry into a Material Definitive Agreement.

On August 19, 2019, Foamix Pharmaceuticals Ltd. (“Foamix” or the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) as sales agent. Under the terms of the Sales Agreement, the Company may offer, issue and sell through Cantor, from time to time, ordinary shares, par value NIS 0.16 per share, of the Company (“Ordinary Shares”) having an aggregate offering price of up to $30 million (the “Shares”).

Under the Sales Agreement, Cantor may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Select Market, or on any other existing trading market for the Ordinary Shares. The Company may instruct Cantor not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of Shares under the Sales Agreement, and if it elects to make any sales, the Company can set a minimum sales price for the Shares. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by Cantor or the Company, as permitted therein.

The Company will pay Cantor a fixed commission rate of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Cantor with customary indemnification and contribution rights, including for liabilities under the Securities Act.

The Sales Agreement also contains customary representations, warranties and covenants by the Company, other obligations of the parties and other termination-related provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms and conditions of the Sales Agreement is not complete and is qualified in its entirety by the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “report”) and incorporated into this Item 1.01 by reference.

The Shares to be issued and sold under the Sales Agreement will be offered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-224084) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on April 2, 2018 and was declared effective on April 12, 2018, and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated August 19, 2019. The Sales Agreement is hereby incorporated by reference as an exhibit to the Registration Statement.

The legal opinion and consent of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Company, addressing the validity of the Shares to be issued pursuant to the Sales Agreement, are filed as Exhibits 5.1 and 23.1, respectively, to this report, and are incorporated by reference as exhibits to the Registration Statement.

This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information contained in this Item 1.01 is hereby incorporated by reference into the Registration Statement.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Controlled Equity Offering Sales AgreementSM, dated August 19, 2019, by and between Foamix Pharmaceuticals Ltd. and Cantor Fitzgerald & Co.
5.1	Opinion of Meitar Liquornik Geva Leshem Tal as to validity of shares to be offered
23.1	Consent of Meitar Liquornik Geva Leshem Tal (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2019

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Ilan Hadar
Ilan Hadar
Chief Financial Officer